PATENT ASSIGNMENT COVER SHEET

Electronic Version v1.1
Stylesheet Version v1.2

SUBMISSION TYPE:	NEW ASSIGNMENT
NATURE OF CONVEYANCE:	ASSIGNMENT

CONVEYING PARTY DATA

Name	Execution Date
ISEE AUTOMATION INC.	05/09/2016

RECEIVING PARTY DATA

Name:	BRK, INC.
Street Address:	112 NORTH CURRY STREET
City:	CARSON CITY
State/Country:	NEVADA
Postal Code:	89703

PROPERTY NUMBERS Total: 1

Property Type	Number
Application Number:	15079847

CORRESPONDENCE DATA

Fax Number: (612)349-9266
Phone: 6123495740
Email: thompson@ptslaw.com
Correspondence will be sent to the e-mail address first; if that is unsuccessful, it will be sent using a fax number, if provided; if that is unsuccessful, it will be sent via US Mail.
Correspondent Name: KYLE T. PETERSON
Address Line 1: 80 S 8TH STREET
Address Line 2: 4800 IDS
Address Line 4: MINNEAPOLIS, MINNESOTA 55402

NAME OF SUBMITTER:	KYLE T. PETERSON
Signature:	/Kyle T. Peterson/
Date:	07/13/2016

Total Attachments: 11
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RECEIPT INFORMATION

EPAS ID:	PAT3960367
Receipt Date:	07/13/2016